UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2005

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2005, the Jones Soda Co. (the "Company") announced that it has entered into a licensing and distribution agreement with The Kroger Co. for the manufacture and sale of a newly created item, Jones Frozen Soda Pops, frozen novelties based on popular Jones Soda flavors. The agreement will be effective beginning April 1, 2005, for a term of three years.

Under the agreement, Kroger will have a three-year exclusive manufacturing agreement and a one-year exclusive distribution agreement to sell the Jones Frozen Soda Pops through its stores nationwide. Under the agreement, Kroger will be solely responsible for manufacture and distribution of the new product and will purchase flavor concentrate from the Company. In addition, Kroger will pay a license fee to the Company, based on sales of the product through its retail stores.

A copy of the Company’s press release is included as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release, dated March 10, 2005, "Jones Soda Co. Enters into Agreement with Kroger with Creation of Unique Jones Frozen Soda Pops.’

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

March 10, 2005	By:	/s/ Jennifer L. Cue

Name: Jennifer L. Cue
Title: Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Jones Soda Co. Press Release, dated March 10, 2005